Exhibit 99.1

LKQ CORPORATION POSTS RECORD SECOND QUARTER 2012 RESULTS

•	Revenue growth of 32.5% to $1.01 billion
•	Second quarter 2012 diluted EPS increases 34% to $0.43
•	Organic revenue growth for parts and services of 6.3%

Chicago, IL (July 26, 2012) - LKQ Corporation (NASDAQ:LKQ) today reported record revenue for the second quarter of 2012 of $1.01 billion, an increase of 32.5% as compared to $759.7 million in the second quarter of 2011. Net income for the second quarter of 2012 was $64.0 million, an increase of 37% as compared to $46.7 million for the same period of 2011. Diluted earnings per share of $0.43 for the second quarter ended June 30, 2012 increased 34% from $0.32 for the second quarter of 2011. The Company noted that the second quarter 2012 diluted earnings per share included a gain equal to $0.04 per share that resulted from a favorable legal settlement, partially offset by restructuring and acquisition related expenses and change in fair value of contingent consideration liabilities totaling $0.02.

“We entered the second quarter with the continued challenges of a mild winter followed by some volatility in the scrap market, but despite those uncontrollable dynamics, the Company achieved total organic revenue growth of 3.7% and organic revenue growth for parts and services of 6.3% in the quarter. Revenue growth from acquisitions was 29%,” stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation. “We are particularly pleased with the continued growth and performance of Euro Car Parts. During the quarter, Euro Car Parts achieved revenue growth of 22% versus the comparable pre-acquisition period.”

On a six month year-to-date basis, revenue was $2.04 billion, an increase of 32% from $1.55 billion for the comparable period of 2011. Net income for the first six months of 2012 was $145.0 million, as compared to $104.9 million for the first half of 2011. Diluted earnings per share was $0.97 for the first six months of 2012, as compared to $0.71 for the comparable period of 2011.

Total organic revenue growth on a six month year-to-date basis was 3.5%. Parts and services revenue grew organically by 4.9%. Acquisition revenue growth on a six month year-to-date basis was 28.5%.

“With the strength of our balance sheet and a robust pipeline of acquisition candidates, we continue to be in a good position to take advantage of acquisition opportunities. During the second quarter, we acquired seven companies that we believe are a good fit for our organization,” added Mr. Wagman.

Balance Sheet and Liquidity

As of June 30, 2012, LKQ’s balance sheet reflected cash and equivalents of $59.4 million, and the outstanding obligations under the Company’s credit facilities were $940.2 million ($431.9 million of term loans and $508.3 million of revolver borrowings). Total availability under the credit agreement at June 30, 2012 was $394.6 million.

Other Events

During the second quarter, LKQ acquired seven North American businesses that included a chrome accessories distribution business headquartered in Nebraska, a self service operation in New Hampshire, a self service operation with two locations in Florida, a wholesale salvage operation in Texas, a precious metals extracting business based in Rhode Island, a paint distribution business with four locations in California and a self service operation with five locations in Maryland.

During the second quarter, LKQ’s European operations opened 11 Euro Car Parts branches in the United Kingdom.

On May 22, 2012 the Company changed its NASDAQ ticker symbol from ‘LKQX’ to ‘LKQ’.

Company Outlook

The Company updated its guidance for 2012.

	Updated Guidance	Prior Guidance
Organic revenue growth	5.5% to 7%	5% to 7%
Net income	$265 million to $282 million	$262 million to $282 million
Diluted EPS	$1.77 to $1.88	$1.75 to $1.88
Cash flow provided from operations	$250 million to $280 million	$250 million to $280 million
Capital expenditures	$100 million to $115 million	$100 million to $115 million

Guidance for 2012 is based on current conditions and excludes the impact of restructuring and acquisition related expenses and gains or losses (including changes in fair value of contingent consideration liabilities) and capital spending related to acquisitions or divestitures.

Organic revenue guidance refers only to parts and services revenue.

Quarterly Conference Call

LKQ will host a conference call and Webcast on July 26, 2012 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company’s results.

To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. An audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account: 286 #, conference ID: 397359 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 24, 2012. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 460 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;
•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;
•	the availability and cost of our inventory;
•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;
•	changes in state or federal laws or regulations affecting our business;
•	changes in the types of replacement parts that insurance carriers will accept in the repair process;
•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
•	increasing competition in the automotive parts industry;
•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;
•	our ability to operate within the limitations imposed by financing arrangements;
•	our ability to obtain financing on acceptable terms to finance our growth;
•	declines in the values of our assets;
•	fluctuations in fuel and other commodity prices;
•	fluctuations in the prices of scrap metal and other metals;
•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;
•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:
•	termination of business relationships with insurance companies that promote the use of our products;
•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;
•	currency fluctuations in the U.S. dollar versus the pound sterling, the Canadian dollar, the Mexican peso and the Taiwan dollar;
•	periodic adjustments to estimated contingent purchase price amounts;
•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products;
•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems; and
•	other risks that are described in our Form 10-K filed February 27, 2012 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross

Director, Investor Relations

(312) 621-2793

jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$1,006,531	$759,684	$2,038,308	$1,546,332
Cost of goods sold (1)	584,600	437,448	1,168,994	880,450

Gross margin	421,931	322,236	869,314	665,882
Facility and warehouse expenses	82,192	69,183	167,300	139,001
Distribution expenses	91,926	69,048	183,739	134,859
Selling, general and administrative expenses	121,698	91,395	243,412	181,156
Restructuring and acquisition related expenses	2,195	2,377	2,442	2,423
Depreciation and amortization	15,353	11,747	30,246	22,586

Operating income	108,567	78,486	242,175	185,857
Other expense (income):
Interest expense, net	7,356	4,671	14,723	11,080
Loss on debt extinguishment	—	—	—	5,345
Change in fair value of contingent consideration liabilities	1,240	(1,615)	(105)	(1,615)
Other income, net	(1,228)	(382)	(1,739)	(488)

Total other expense, net	7,368	2,674	12,879	14,322

Income before provision for income taxes	101,199	75,812	229,296	171,535
Provision for income taxes	37,201	29,106	84,307	66,647

Net income	$63,998	$46,706	$144,989	$104,888

Earnings per share:
Basic	$0.43	$0.32	$0.98	$0.72

Diluted	$0.43	$0.32	$0.97	$0.71

Weighted average common shares outstanding:
Basic	147,645	145,917	147,392	145,765

Diluted	150,076	148,131	149,873	148,007

(1)

Cost of goods sold for the three and six months ended June 30, 2012 includes gains of $8.4 million and $16.7 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30, 2012	December 31, 2011
Assets
Current Assets:
Cash and equivalents	$59,353	$48,247
Receivables, net	309,454	281,764
Inventory	798,807	736,846
Deferred income taxes	46,596	45,690
Prepaid income taxes	11,466	17,597
Prepaid expenses and other current assets	27,331	19,591

Total Current Assets	1,253,007	1,149,735
Property and Equipment, net	443,565	424,098
Intangibles	1,684,182	1,584,973
Other Assets	44,655	40,898

Total Assets	$3,425,409	$3,199,704

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$224,276	$210,875
Accrued expenses	115,599	131,025
Income taxes payable	7,755	7,262
Contingent consideration liabilities	38,842	600
Other current liabilities	12,471	18,407
Current portion of long-term obligations	46,379	29,524

Total Current Liabilities	445,322	397,693
Long-Term Obligations, Excluding Current Portion	954,067	926,552
Deferred Income Taxes	88,777	88,796
Contingent Consideration Liabilities	49,195	81,782
Other Noncurrent Liabilities	74,320	60,796

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 147,973,454 and 146,948,608 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	1,480	1,470
Additional paid-in capital	928,081	902,782
Retained earnings	893,783	748,794
Accumulated other comprehensive loss	(9,616)	(8,961)

Total Stockholders’ Equity	1,813,728	1,644,085

Total Liabilities and Stockholders’ Equity	$3,425,409	$3,199,704

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$144,989	$104,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,446	24,797
Stock-based compensation expense	7,978	6,602
Excess tax benefit from stock-based payments	(7,219)	(4,053)
Loss on debt extinguishment	—	5,345
Other	1,369	(504)
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(22,662)	(24,769)
Inventory	(30,763)	(19,578)
Prepaid income taxes/income taxes payable	13,728	14,786
Accounts payable	3,802	(4,525)
Other operating assets and liabilities	(23,656)	(1,909)

Net cash provided by operating activities	121,012	101,080

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(41,615)	(42,540)
Proceeds from sales of property and equipment	472	162
Cash used in acquisitions, net of cash acquired	(120,315)	(95,591)

Net cash used in investing activities	(161,458)	(137,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	10,112	5,109
Excess tax benefit from stock-based payments	7,219	4,053
Debt issuance costs	—	(8,190)
Net borrowings (repayments) of long-term obligations	34,130	(17,505)

Net cash provided by (used in) financing activities	51,461	(16,533)

Effect of exchange rate changes on cash and equivalents	91	(11)
Net increase (decrease) in cash and equivalents	11,106	(53,433)
Cash and equivalents, beginning of period	48,247	95,689

Cash and equivalents, end of period	$59,353	$42,256

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

(In thousands, except per share data)

	Three Months Ended June 30,
Operating Highlights	2012		2011
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,006,531	100.0%	$759,684	100.0%	$246,847	32.5%
Cost of goods sold (1)	584,600	58.1%	437,448	57.6%	147,152	33.6%

Gross margin	421,931	41.9%	322,236	42.4%	99,695	30.9%
Facility and warehouse expenses	82,192	8.2%	69,183	9.1%	13,009	18.8%
Distribution expenses	91,926	9.1%	69,048	9.1%	22,878	33.1%
Selling, general and administrative expenses	121,698	12.1%	91,395	12.0%	30,303	33.2%
Restructuring and acquisition related expenses	2,195	0.2%	2,377	0.3%	(182)	-7.7%
Depreciation and amortization	15,353	1.5%	11,747	1.5%	3,606	30.7%

Operating income	108,567	10.8%	78,486	10.3%	30,081	38.3%
Other expense (income):
Interest expense, net	7,356	0.7%	4,671	0.6%	2,685	57.5%
Change in fair value of contingent consideration liabilities	1,240	0.1%	(1,615)	-0.2%	2,855	n/m
Other income, net	(1,228)	-0.1%	(382)	-0.1%	(846)	n/m

Total other expense, net	7,368	0.7%	2,674	0.4%	4,694	175.5%

Income before provision for income taxes	101,199	10.1%	75,812	10.0%	25,387	33.5%
Provision for income taxes	37,201	3.7%	29,106	3.8%	8,095	27.8%

Net income	$63,998	6.4%	$46,706	6.1%	$17,292	37.0%

Earnings per share:
Basic	$0.43		$0.32		$0.11	34.4%

Diluted	$0.43		$0.32		$0.11	34.4%

Weighted average common shares outstanding:
Basic	147,645		145,917		1,728	1.2%

Diluted	150,076		148,131		1,945	1.3%

(1)	Cost of goods sold for the three months ended June 30, 2012 includes a gain of $8.4 million resulting from a settlement of a class action lawsuit against several of our suppliers.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

(In thousands, except per share data)

	Six Months Ended June 30,
Operating Highlights	2012		2011
		% of Revenue		% of Revenue	Change	% Change
Revenue	$2,038,308	100.0%	$1,546,332	100.0%	$491,976	31.8%
Cost of goods sold (1)	1,168,994	57.4%	880,450	56.9%	288,544	32.8%

Gross margin	869,314	42.6%	665,882	43.1%	203,432	30.6%
Facility and warehouse expenses	167,300	8.2%	139,001	9.0%	28,299	20.4%
Distribution expenses	183,739	9.0%	134,859	8.7%	48,880	36.2%
Selling, general and administrative expenses	243,412	11.9%	181,156	11.7%	62,256	34.4%
Restructuring and acquisition related expenses	2,442	0.1%	2,423	0.2%	19	0.8%
Depreciation and amortization	30,246	1.5%	22,586	1.5%	7,660	33.9%

Operating income	242,175	11.9%	185,857	12.0%	56,318	30.3%
Other expense (income):
Interest expense, net	14,723	0.7%	11,080	0.7%	3,643	32.9%
Loss on debt extinguishment	—	0.0%	5,345	0.3%	(5,345)	n/m
Change in fair value of contingent consideration liabilities	(105)	0.0%	(1,615)	-0.1%	1,510	n/m
Other income, net	(1,739)	-0.1%	(488)	0.0%	(1,251)	n/m

Total other expense, net	12,879	0.6%	14,322	0.9%	(1,443)	-10.1%

Income before provision for income taxes	229,296	11.2%	171,535	11.1%	57,761	33.7%
Provision for income taxes	84,307	4.1%	66,647	4.3%	17,660	26.5%

Net income	$144,989	7.1%	$104,888	6.8%	$40,101	38.2%

Earnings per share:
Basic	$0.98		$0.72		$0.26	36.1%

Diluted	$0.97		$0.71		$0.26	36.6%

Weighted average common shares outstanding:
Basic	147,392		145,765		1,627	1.1%

Diluted	149,873		148,007		1,866	1.3%

(1)	Cost of goods sold for the six months ended June 30, 2012 includes a gain of $16.7 million resulting from certain settlements of a class action lawsuit against several of our suppliers.

The following unaudited table reconciles net income to EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands)
Net income	$63,998	$46,706	$144,989	$104,888
Depreciation and amortization	17,189	12,871	33,446	24,797
Interest expense, net	7,356	4,671	14,723	11,080
Loss on debt extinguishment (1)	—	—	—	5,345
Provision for income taxes	37,201	29,106	84,307	66,647

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$125,744	$93,354	$277,465	$212,757

EBITDA as a percentage of revenue	12.5%	12.3%	13.6%	13.8%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended June 30,
	2012	2011	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation

Aftermarket, other new and refurbished products	$547,912	$356,202	$191,710	53.8%
Recycled, remanufactured and related products and services	323,669	269,700	53,969	20.0%

Parts and services	871,581	625,902	245,679	39.3%
Other	134,950	133,782	1,168	0.9%

Total	$1,006,531	$759,684	$246,847	32.5%

Revenue changes by category for the three months ended June 30, 2012 vs. 2011:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	49.5%	4.6%	-0.3%	53.8%
Recycled, remanufactured and related products and services	11.8%	8.5%	-0.3%	20.0%
Parts and services	33.3%	6.3%	-0.3%	39.3%
Other	9.2%	-8.2%	-0.1%	0.9%
Total	29.0%	3.7%	-0.3%	32.5%

	Six Months Ended June 30,
	2012	2011	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed
Statements of Income of LKQ Corporation

Aftermarket, other new and refurbished products	$1,113,256	$737,318	$375,938	51.0%
Recycled, remanufactured and related products and services	649,373	545,482	103,891	19.0%

Parts and services	1,762,629	1,282,800	479,829	37.4%
Other	275,679	263,532	12,147	4.6%

Total	$2,038,308	$1,546,332	$491,976	31.8%

Revenue changes by category for the six months ended June 30, 2012 vs. 2011:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	48.9%	2.3%	-0.2%	51.0%
Recycled, remanufactured and related products and services	10.8%	8.5%	-0.2%	19.0%
Parts and services	32.7%	4.9%	-0.2%	37.4%
Other	8.1%	-3.4%	-0.1%	4.6%
Total	28.5%	3.5%	-0.2%	31.8%

The following unaudited table compares our revenue and EBITDA by reportable segment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In thousands)
Revenue
North America	$841,335	$759,684	$1,712,419	$1,546,332
Europe	165,196	—	325,889	—

Total revenue	$1,006,531	$759,684	$2,038,308	$1,546,332

EBITDA
North America (1)	$109,687	$93,354	$241,875	$212,757
Europe (2)	16,057	—	35,590	—

Total EBITDA	$125,744	$93,354	$277,465	$212,757

(1)

For the three and six months ended June 30, 2012, North America EBITDA includes gains of $8.4 million and $16.7 million, respectively, resulting from certain settlements of a class action lawsuit against several of our suppliers.

(2)

For the three and six months ended June 30, 2012, Europe EBITDA includes a loss of $1.1 million and a gain of $0.2 million, respectively, from the change in fair value of the Euro Car Parts contingent consideration liability.